UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2019

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
After 13 years of service, Gary L. Warren informed the Nominating and Corporate Governance Committee of the Board of Directors of Newpark Resources, Inc. (the “Company”) on February 19, 2019 that he does not wish to stand for re-election at the Company's next annual general meeting of stockholders (the “Annual Meeting”), but instead intends to retire from the Board effective at the conclusion of the Annual Meeting. The anticipated retirement of Mr. Warren from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  Mr. Warren intends to serve out the rest of his term as a director.  Subsequent to the retirement of Mr. Warren from the Board at the Annual Meeting, the size of the Board will be reduced from seven directors to six directors.

Item 9.01. Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Newpark Resources, Inc. dated February 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated:	February 21, 2019	By:	/s/ E. Chipman Earle
E. Chipman Earle
Vice President, General Counsel
Chief Administrative Officer and Corporate Secretary

3